FOR IMMEDIATE RELEASE December 20, 2018 NYSE Symbol: CPK CHESAPEAKE UTILITIES CORPORATION ANNOUNCES THE APPOINTMENT OF JEFFRY M. HOUSEHOLDER AS PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR Dover, Delaware — Chesapeake Utilities Corporation (NYSE: CPK) today announced that its Board of Directors has appointed Jeffry M. Householder, currently President of the Company’s Florida business unit, President and Chief Executive Officer (“CEO”), effective January 1, 2019. Concurrent with this promotion, the Company announced Mr. Householder’s appointment to the Board of Directors, also effective January 1, 2019. Mr. Householder succeeds Chesapeake’s current President and CEO, Michael P. McMasters, who will continue as a member of the Board of Directors. Mr. McMasters announced his retirement in September. “Jeff’s leadership, innovation and strategic thinking have been critical drivers of the dramatic growth we have cultivated in our Florida operations, and I am confident that under his leadership Chesapeake’s culture will flourish and continue to produce superior service to our customers and value for our shareholders,” stated Mike McMasters. “I congratulate Jeff and look forward to supporting him and Chesapeake’s very capable senior management team to ensure a smooth transition and the Company’s future success.” “Jeff has the experience, leadership skills and vision that are essential for the continued success of our businesses, and he understands the culture and values that have driven Chesapeake’s track record of success,” stated John R. Schimkaitis, Chairman of the Board of Directors. “We are committed to leadership development and planned transitions in our management team, and Jeff’s accomplishments as the leader of our Florida business unit underlie our confidence in his ability to build on Chesapeake’s strong foundation and lead the management team, as we continue our culture of entrepreneurial, disciplined capital investment.” Mr. Householder has more than 30 years of energy industry experience and joined Chesapeake Utilities in 2010 as President of the Company’s Florida business unit after serving in leadership positions with TECO Energy Peoples Gas, West Florida Gas Company, Florida City Gas and Tallahassee Utilities. Under Jeff’s leadership, the Florida operations have generated significant growth in earnings while providing safe, clean, reliable and affordable energy and solutions that promote economic development and preserve environmental integrity. In addition, he led the growth and expansion of Peninsula Pipeline (the Company’s Florida intrastate pipeline) and the construction and operation of the Eight Flags Combined Heat and Power facility, the first plant of this type for the Company. Jeff’s guidance and oversight of our accelerated Hurricane Michael --more--

2-2-2-2 restoration efforts and our acquisition of the Marlin assets in Florida, which we announced yesterday, also exemplify his executive leadership capabilities. He has worked closely with the Company’s Board of Directors and senior executives on strategic initiatives and corporate projects and has served as a member of the Company’s Growth Council, which is responsible for making recommendations to the Board regarding all significant capital investments considered by the Company. He has also been a member of various executive committees within the Company, including Employee Benefits, Security and Procurement, and serves on the boards of the Edison Electric Institute, Southern Gas Association and Florida Natural Gas Association. “This is a very exciting time at Chesapeake, and I am honored to have the opportunity to build on the success the Company and its employees produced under Mike’s leadership. We will continue to grow our existing businesses and seek new growth opportunities, while maintaining our traditional financial discipline,” stated Mr. Householder. “Chesapeake’s consistent generation of superior earnings growth and total return to shareholders is a testimony to the culture we have nurtured and to the talent and commitment of our management team and employees. I look forward to leading our team while serving and growing our businesses profitably for the benefit of customers and shareholders.” Mr. McMasters served as President and CEO from 2011 to 2018. Under his leadership, Chesapeake produced compound annual earnings growth of 8.2 percent, which yielded an annualized total return of 18.8 percent and growth in market capitalization from $395 million to $1.4 billion. The Company’s Chairman, John Schimkaitis stated, “The Board and I are deeply grateful to Mike for his many years of inspiring and productive leadership. Mike has transformed our Company in every way, and his legacy of contributions will continue to benefit our customers, communities, employees and shareholders for years to come.” * * * Chesapeake Utilities Corporation is a diversified energy company engaged in natural gas distribution, transmission, gathering and processing, and marketing; electricity generation and distribution; propane gas distribution; and other businesses. Information about Chesapeake Utilities Corporation's businesses is available at www.chpk.com or through our IR App. Please note that Chesapeake Utilities Corporation is not affiliated with Chesapeake Energy, an oil and natural gas exploration company headquartered in Oklahoma City, Oklahoma. For more information, contact: Beth W. Cooper Senior Vice President and Chief Financial Officer 302.734.6022